SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 25, 1997



              INTEGRATED RESOURCES HIGH EQUITY PARTNERS, SERIES 85
                        A CALIFORNIA LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        CALIFORNIA                     0-14438                 13-3239107
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)            Identification No.)

                           c/o Wexford Management LLC
                   411 West Putnam Avenue, Greenwich, CT 06830
                    (Address of principal executive offices)

                                 (203) 862-7000
              (Registrant's telephone number, including area code)

                                      None
         (Former name, or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         On July 25, 1997, Wexford Management LLC ("Wexford"), the management company for Presidio Capital Corp. ("Presidio") the parent company of Resources High Equity, Inc., and Presidio AGP Corp., the Managing and Associate General Partners, respectively, of Integrated Resources High Equity Partners, Series 85, A California Limited Partnership (the "Partnership"), received notice from Presidio Holding Company, LLC, which stated that it is the holder of 63% of the outstanding Class A common shares of Presidio, that it was seeking to remove the three current Class A directors and replacing them with Edward Scheetz, David Hamamoto and David King effective as of 12:00 p.m. on September 2, 1997. Wexford has not determined whether Presidio Holding Company, LLC has the right to seek and obtain removal or replacement of the current Class A directors pursuant to such notice. If such holder's ownership is confirmed, the other Class A shareholders will be entitled to certain representation on the Board.

         The complete text of the press release issued by Presidio is attached hereto as an exhibit and is hereby incorporated by reference in its entirety to this item.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     c.  Exhibits

          99.1 Press Release, dated July 28, 1997

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               Integrated Resources High Equity
                                               Partners, Series 85,
                                               A California Limited Partnership



                                                By:  Resources High Equity, Inc.

Dated:  August  7, 1997                         By:  /s/Jay L. Maymudes
                                                     ------------------
                                                     Jay L. Maymudes
                                                     Vice President, Secretary,
                                                     and Treasurer